Exhibit 99.2
Intuitive Surgical, Inc.
Unaudited Preliminary Quarterly and Annual Revenue Data and Metrics

	Three Months Ended			Twelve Months Ended
	December 31, 2023	December 31, 2022	Change	December 31, 2023	December 31, 2022	Change
Revenue ($millions)
Instruments and accessories (“I&A”)	$1,143.7	$940.7	22%	$4,276.6	$3,517.9	22%
Systems	480.2	451.0	6%	1,679.7	1,680.1	—%
Services	304.4	263.3	16%	1,167.8	1,024.2	14%
Total revenue	$1,928.3	$1,655.0	17%	$7,124.1	$6,222.2	14%
% Total recurring revenue (1)	82%	79%		83%	79%

Da Vinci Surgical System Placements by Geography
United States	209	181	15%	666	692	(4)%
Europe	71	70	1%	308	280	10%
Asia	110	92	20%	305	244	25%
Other markets	25	26	(4)%	91	48	90%
Total system placements*	415	369	12%	1,370	1,264	8%

Unit placements involving trade-ins	51	110	(54)%	240	345	(30)%

Da Vinci Surgical System Placements by Model
Single console X systems	46	45	2%	176	160	10%
Dual console X systems	—	5	(100)%	4	13	(69)%
Single console Xi systems	251	222	13%	805	766	5%
Dual console Xi systems	99	91	9%	328	302	9%
SP systems	19	6	217%	57	23	148%
Total system placements*	415	369	12%	1,370	1,264	8%
*Systems placed under fixed-payment operating lease arrangements (included in total unit placements)	92	84	10%	304	276	10%
*Systems placed under usage-based operating lease arrangements (included in total unit placements)	109	70	56%	355	216	64%

Ion System Placements**	44	67	(34)%	213	192	11%
**Systems placed under fixed-payment operating lease arrangements (included in total unit placements)	14	11	27%	63	61	3%
**Systems placed under usage-based operating lease arrangements (included in total unit placements)	15	23	(35)%	54	40	35%

Other da Vinci Surgical System Metrics
Procedures (thousands)	613	507	21%	2,286	1,875	22%
Average Selling Price ($millions)	$1.42	$1.43	—%	$1.42	$1.49	(5)%
I&A revenue per procedure ($thousands)	$1.80	$1.82	(1)%	$1.82	$1.84	(2)%
Installed base (2)	8,606	7,544	14%	8,606	7,544	14%

(1) We present operating lease revenue, which is classified as systems revenue, as a component of total recurring revenue.
(2) During the fourth quarters of 2023 and 2022, we performed a verification audit of our installed base records that identified 41 and 70 systems, respectively, mostly older standard, S, and Si models, which had been retired. We removed these systems from our installed base estimate during the fourth quarters of 2023 and 2022, respectively.

Intuitive Surgical, Inc.
Unaudited Preliminary Trended Annual da Vinci Procedure Data

	Approximate Procedures (Thousands)			Percentage Change*
	2023	2022	2021	2023	2022
United States
General Surgery	896	720	589	25%	22%
Gynecology	390	341	316	14%	8%
Urology	173	162	153	7%	6%
Other	73	59	51	20%	15%
Total United States	1,532	1,282	1,109	19%	16%
Outside of the United States
Urology	381	316	264	21%	19%
Other	373	277	221	35%	25%
Total Outside of the United States	754	593	485	27%	22%
Total Worldwide	2,286	1,875	1,594	22%	18%

* The approximate procedures are rounded to thousands, but the percentage changes are based on unrounded approximate procedures.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements relate to unaudited preliminary trended annual procedure data, unaudited preliminary fourth quarter and full year 2023 revenue data and metrics, and other related subjects. The unaudited preliminary results are subject to the completion of Intuitive’s final closing procedures and an audit by the Company’s independent registered accounting firm and, therefore, are subject to adjustment. These forward-looking statements are based on Intuitive’s current expectations and estimates and are subject to risks and uncertainties that could cause actual events and results to vary significantly from those implied by such statements. These forward-looking statements should, therefore, be considered in light of various important factors, including, but not limited to, the following: completion of the Company’s final closing procedures, final adjustments, and other developments that may arise in the course of audit and review procedures; and other risk factors under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as updated by the Company’s other filings with the Securities and Exchange Commission.